As filed with the Securities and Exchange Commission on May 30, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                                 Maxygen, Inc.
             (Exact name of registrant as specified in its charter)

        Delaware                                         77-0449487
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                         -----------------------------

                              515 GALVESTON DRIVE
                            REDWOOD CITY, CA  94063
                    (Address of principal executive offices)

                         -----------------------------

                             1997 STOCK OPTION PLAN
                           (Full title of the plans)

                               Russell J. Howard
                            Chief Executive Officer
                                 MAXYGEN, INC.
                              515 Galveston Drive
                             Redwood City, CA 94063
                                 (650) 298-5300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ----------------------------

                                   Copies to:

                                JULIAN N. STERN
                               AUGUST J. MORETTI
                      HELLER EHRMAN WHITE & MCAULIFFE, LLP
                         2500 SAND HILL ROAD, SUITE 100
                              MENLO PARK, CA 94025

                          ----------------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                               Proposed Maximum      Proposed Maximum
    Title of Securities                                            Offering              Aggregate           Amount of
     to be Registered          Amount to be Registered (1)    Price per Share (2)    Offering Price (2)   Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Stock Options and Common
 Stock (par value $0.0001)           1,500,000 shares              $39.125              $58,687,500           $15,494
==========================================================================================================================

(1) This registration statement shall also cover any additional shares of Maxygen's common stock that become issuable under the 1997 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Maxygen's receipt of consideration that results in an increase in the number of Maxygen's outstanding shares of common stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Maxygen's common stock as reported on the Nasdaq National Market on May 26, 2000.

                                EXPLANATORY NOTE

     This registration statement on Form S-8 is being filed for the purpose of registering an additional 1,500,000 shares of Maxygen common stock to be issued pursuant to Maxygen's 1997 Stock Option Plan (the "1997 Plan"), as amended.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
               REGISTRATION STATEMENT ON FORM S-8, NO. 333-93423

     The contents of the registration statement on Form S-8, No. 333-93423 filed with the Securities and Exchange Commission on December 22, 1999 relating to the 1997 Plan are incorporated by reference herein with such modifications as are set forth below.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock being registered hereby will be passed upon for Maxygen by Heller Ehrman White & McAuliffe, LLP, Menlo Park, CA. Heller Ehrman White & McAuliffe, LLP, certain of its employees and HEWM Investors, an entity affiliated with Heller Ehrman White & McAuliffe, LLP, beneficially own 27,000 shares of Maxygen common stock. Julian N. Stern, the sole shareholder of a professional corporation that is a partner of Heller Ehrman White & McAuliffe and Secretary of Maxygen beneficially owns 62,702 shares of Maxygen common stock.

                                    EXHIBITS

Exhibit
Number
  5.1      Opinion of Heller Ehrman White & McAuliffe, LLP

 23.1      Consent of Ernst & Young LLP, Independent Auditors

 23.2      Consent of Heller Ehrman White & McAuliffe, LLP (included in Exhibit 5.1)

 24        Power of Attorney (included on the signature page)

 99.1      1997 Stock Option Plan, as amended

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, CA, on May 30, 2000.

                                    Maxygen, Inc.

                                    By:  /s/ Russell J. Howard
                                       -------------------------------------
                                         Russell J. Howard
                                         Chief Executive Officer

                               POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Russell J. Howard and Simba Gill, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                              Title                             Date
    /s/ Russell J. Howard          Chief Executive Officer and Director         May 30, 2000
------------------------------     (Principal Executive Officer)
        Russell J. Howard

       /s/ Simba Gill              President and Chief Financial Officer        May 30, 2000
------------------------------     (Principal Financial and Accounting
           Simba Gill              Officer)

       /s/ Isaac Stein             Director                                     May 30, 2000
------------------------------
           Isaac Stein

     /s/ Robert J. Glaser          Director                                     May 30, 2000
------------------------------
         Robert J. Glaser

     /s/ M.R.C. Greenwood          Director                                     May 30, 2000
------------------------------
         M.R.C. Greenwood

      /s/ Adrian Hennah            Director                                     May 30, 2000
------------------------------
          Adrian Hennah

      /s/ Gordon Ringold           Director                                     May 30, 2000
------------------------------
          Gordon Ringold

       /s/ George Poste            Director                                     May 30, 2000
------------------------------
           George Poste

                                 EXHIBIT INDEX

Exhibit                                                                                    Sequential Page
Number                                   Description                                           Numbers
  5.1        Opinion of Heller Ehrman White & McAuliffe, LLP
 23.1        Consent of Ernst & Young LLP, Independent Auditors
 23.2        Consent of Heller Ehrman White & McAuliffe, LLP (included in Exhibit 5.1)
 24          Power of Attorney (included on signature page)
 99.1        1997 Stock Option Plan, as amended